UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2025

Bowhead Specialty Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42111	87-1433334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
452 Fifth Avenue New York, New York 10018
(Address of principal executive offices)
(212) 970-0269
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, the board of directors (the “Board”) of Bowhead Specialty Holdings Inc. (the “Company”) elected Price Lowenstein to the Board, effective October 2, 2025. In connection with the election of Mr. Lowenstein, the Board increased the size of the Board from ten to eleven members. Mr. Lowenstein has been appointed to serve on the Compensation, Nominating and Corporate Governance Committee of the Board (the "CNCG Committee"), effective October 2, 2025. Following Mr. Lowenstein's appointment, the CNCG Committee will be comprised of Ava Schnidman, David Holman, and Mr. Lowenstein.

Mr. Lowenstein will serve until his successor is duly elected and qualified or until his death, resignation or removal, whichever is earliest to occur. Mr. Lowenstein will stand for re-election at the Company’s next annual meeting of stockholders to be held in 2026 as a Class II director whose term will expire at the Company’s 2029 annual meeting of stockholders.

Mr. Lowenstein retired in 2023 from Sovereign Risk Insurance Limited (“SRI”), which he founded in 1997, and most recently served as Chairman from July 2022 to January 2023. SRI is a managing general agent which underwrites political and sovereign credit risks in emerging markets. Mr. Lowenstein was the President & CEO of SRI from July 1997 to July 2022. Subsequent to retiring from SRI, Mr. Lowenstein joined and currently sits on the boards of directors of The Green Guarantee Company and the [board of managers] of PEFCO Finance Servicer LLC. The Green Guarantee Company underwrites guarantees on climate finance projects in emerging markets. PEFCO Financial Servicer LLC, is a subsidiary of the Private Export Funding Corporation (PEFCO) which is a trade finance lending institution that offers financing programs for the export sales of U.S. goods and services. Mr. Lowenstein received a B.A. in International Relations from Colorado College, and an M.A. in International Relations and Chinese Studies from the Johns Hopkins School of Advanced International Studies. We believe that Mr. Lowenstein is qualified to serve on the Board because of his experience in the global insurance market as well as his extensive experience with executive teams and corporate management.

Mr. Lowenstein will be eligible to receive compensation for his service on the Board consistent with that provided to non-employee directors (excluding executives of GPC Fund and American Family Mutual Insurance Company, S.I.), which is described under the caption “Board of Directors and Corporate Governance–Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 19, 2025, as adjusted by the Board from time to time.

There is no arrangement or understanding between Mr. Lowenstein and any other persons pursuant to which he was elected to the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 2, 2025

By:	/s/ H. Matthew Crusey
Name:	H. Matthew Crusey
Title:	General Counsel and Secretary